Exhibit 23.1

9605 S Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance | Tax | Advisory

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-219895) of our Firm under the caption "Independent registered public accounting firm" in such Registration Statement of Korth Direct Mortgage LLC.

/s/ Richey May & Co., LLP

Englewood, Colorado
September 25, 2017